As filed with the Securities and Exchange Commission on January 28, 2003

Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Carmike Cinemas, Inc.
(Exact name of issuer as specified in its charter)

Delaware	58-1469127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 First Avenue
Columbus, Georgia (Address of principal executive offices)	31901 (Zip Code)

Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan
(Full title of the plan)

Martin A. Durant
Senior Vice President-Finance, Treasurer and
Chief Financial Officer
Carmike Cinemas, Inc.
1301 First Avenue
Columbus, Georgia 31901
(706) 576-3400
(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Terry C. Bridges
Troutman Sanders LLP
600 Peachtree Street, Suite 5200
Atlanta, Georgia 30308
(404) 885-3000

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of each class of	Amount to be	offering price per	maximum aggregate	Amount of
securities to be registered	registered(1)	share(2)	offering price(2)	registration fee

Common Stock, par value $0.03	75,000 shares	$19.77	$1,482,750	$136.41

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of $19.98 and $19.56 per share for Carmike Cinemas, Inc. Common Stock, par value $0.03 per share (ticker symbol “CKEC”) as reported on the Nasdaq National Market on January 27, 2003.

Part I — Information Required in the Section 10(a) Prospectus
Part II — Information Required in the Registration Statement
SIGNATURES
EXHIBIT INDEX
EX-5 OPINION TROUTMAN SANDERS LLP
EX-23.1 CONSENT OF ERNST & YOUNG LLP

Part I — Information Required in the Section 10(a) Prospectus

     The documents constituting Part I of this registration statement have been or will be sent or given to participants in the Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan (the “Plan”) as specified by Rule 428 (b)(1) under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     Upon written or oral request, Carmike Cinemas, Inc. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The registrant also will provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to the Chief Financial Officer, Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901, telephone number (706) 576-3400.

Part II — Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     The Company hereby incorporates by reference into this registration statement the following documents:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2002;

(b) the Company’s Amendment No.1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, as filed with the Commission on April 29, 2002;

(c) the Company’s Amendment No. 2 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, as filed with the Commission on May 23, 2002;

(d) the Company’s Quarterly Reports on Form 10-Q for the periods ending March 31, 2002, June 30, 2002 and September 30, 2002, as filed with the Commission on May 13, 2002, August 9, 2002 and November 14, 2002, respectively;

(e) the Company’s Current Report on Form 8-K, as filed with the Commission on January 22, 2002; and

(f) the description of the Company’s Common Stock, par value $0.03, contained in the Company’s Amendments to its Registration Statement on Form 8-A filed January 31, 2002 and February 14, 2002, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any further amendments or reports filed for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of Title 8 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to indemnify officers, directors, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal actions, had no reasonable cause to believe was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney’s fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers.

     Reference is also made to Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (having to do with unlawful payment of dividends or unlawful stock purchase redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Amended and Restated Certificate of Incorporation of the Company provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by the DGCL and the Amended and Restated Bylaws of the Company permit indemnification by the Company of its directors and officers to the full extent permitted by Section 145 of the DGCL.

     The indemnification rights conferred by the Company’s Certificate of Incorporation and Bylaws are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company maintains an insurance policy on behalf of its directors and officers insuring against certain liabilities.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number

4.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Carmike Cinemas, Inc.’s Amendment to Form 8-A filed on January 31, 2002.

4.2	Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan, incorporated by reference to Appendix C of Carmike Cinemas, Inc.’s Definitive Proxy Statement filed with the Commission on July 24, 2002.

5	Opinion of Troutman Sanders LLP.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5 hereto)

24	Power of Attorney (included in the signature page of this Registration Statement)

Item 9. Undertakings.

     (a)  Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, Georgia, on this 28th day of January, 2003.

CARMIKE CINEMAS, INC.

By:	/s/ Michael W. Patrick

Michael W. Patrick President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Patrick, Martin A. Durant and Anthony J. Rhead, and each of them, such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement, as amended, has been signed by the following persons in the capacities indicated below on this 28th day of January, 2003.

Signature	Title

/s/ Michael W. Patrick Michael W. Patrick	President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Martin A. Durant Martin A. Durant	Senior Vice President-Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Ian M. Cumming Ian M. Cumming	Director

/s/ Elizabeth C. Fascitelli Elizabeth C. Fascitelli	Director

/s/ Richard A. Friedman Richard A. Friedman	Director

/s/ Alan J. Hirschfield Alan J. Hirschfield	Director

John W. Jordan, II	Director

/s/ Carl L. Patrick, Jr. Carl L. Patrick, Jr.	Director

/s/ Kenneth A. Pontarelli Kenneth A. Pontarelli	Director

Roland C. Smith	Director

/s/ David W. Zalaznick David W. Zalaznick	Director

EXHIBIT INDEX

Exhibit
Number

4.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Carmike Cinemas, Inc.’s Amendment to Form 8-A filed on January 31, 2002.

4.2	Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan, incorporated by reference to Appendix C of Carmike Cinemas, Inc.’s Definitive Proxy Statement filed with the Commission July 24, 2002.

5	Opinion of Troutman Sanders LLP.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5)

24	Power of Attorney (included in the signature page of this Registration Statement)